UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported):
December 9, 2008
Valeant Pharmaceuticals International
(Exact Name of Registrant as Specified in Charter)

1-11397 (Commission File Number)	Delaware (State or Other Jurisdiction of Incorporation)	33-0628076 (IRS Employer Identification No.)
One Enterprise
Alisa Viejo, California 92656
(Address of Principal Executive Offices)
Registrant’s telephone number, including area code:
(949) 461-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 7.01. Regulation FD Disclosure
Item 9.01. Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
EX-99.1
EX-99.2

Item 1.01. Entry into a Material Definitive Agreement.
     On December 10, 2008, Valeant Pharmaceuticals International (the “Company”) announced that it had entered into an Agreement and Plan of Merger dated as of December 9, 2008 (the “Merger Agreement”) with Dow Pharmaceutical Sciences, Inc., a Delaware corporation (“Dow”), a representative of the securityholders of Dow and Descartes Acquisition Corp., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub”), pursuant to which Merger Sub will merge with and into Dow and Dow will become a wholly owned subsidiary of the Company.
     Pursuant to the terms of the Merger Agreement, the Company has agreed to pay to the Dow securityholders aggregate merger consideration of $285 million in cash, subject to certain adjustments relating to the amount of cash, indebtedness and working capital of Dow at the closing of the transaction and on the terms and subject to the terms and conditions of the Merger Agreement. Additionally, the Company has agreed to pay the Dow securityholders future milestone payments, predominantly upon the achievement of approval and commercial targets for certain pipeline products still in development.
     The Merger Agreement contains customary representations and warranties of the parties. $35 million of the merger consideration will be delivered into escrow and will be available to compensate the Company for damages in the event of breaches of representations and warranties and for other indemnification obligations of the securityholders for a period of eighteen months after the closing, subject to the conditions and limitations set forth in the Merger Agreement. Under certain circumstances set forth in the Merger Agreement, future milestone payments may be offset to compensate the Company for damages in the event of breaches of representations and warranties and for other indemnification obligations of the securityholders.
     The transaction was approved by the boards of directors of both companies. The consummation of the transactions contemplated by the Merger Agreement are subject to regulatory review, Dow stockholder approval, the expiration of the waiting period under the Hart-Scott Rodino Antitrust Improvement Act of 1976, as amended, and the satisfaction or waiver of other customary closing conditions. The transaction is expected to close at year end.
Item 7.01. Regulation FD Disclosure.
     On December 10, 2008, the Company issued a press release related to the agreement to acquire Dow. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K. A copy of an Investor Presentation with respect to the transaction is furnished as Exhibit 99.2 to this Current Report on Form 8-K.
     The information in Item 7.01 of this Current report in Form 8-K, including Exhibits 99.1 and 99.2, will not be treated as “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section. This information will not be deemed incorporated by reference into a filing under the Securities Act of 1933, or into another filing under the Exchange Act, unless that filing expressly refers to specific information in this Item 7.01 of this report.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits
99.1	Press Release of Valeant Pharmaceuticals International, dated December 10, 2008.

99.2	Investor Presentation.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Valeant Pharmaceuticals International
Date: December 10, 2008	By:	/s/ Steve T. Min
		Name:	Steve T. Min
		Title:	Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated December 10, 2008

99.2	Investor Presentation